                                   SUBLEASE



    1.   PARTIES

         This Sublease is entered into as of June 6, 1996, by and between VISX, INCORPORATED, a Delaware corporation (Sublessor) and YAHOO! INC., a California corporation (Sublessee). Sublessor entered into that certain Lease dated June 16, 1992, and amended by that certain First Amendment to Lease dated October 2, 1992 and that certain Second Amendment to Lease dated March 8, 1996 (as amended, the "Master Lease"), with SOBRATO INTERESTS, a California limited partnership, as Landlord, and Sublessor as Tenant. A copy of the Master Lease is attached hereto as Exhibit A.

    2.   PROVISIONS CONSTITUTING SUBLEASE

         A. This Sublease is subject to all of the terms and conditions of the Master Lease. Sublessee shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as Lessee under the Master Lease for any reason other than the default of Sublessor under the Master Lease or this Sublease, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

         B. All of the terms and conditions contained in the Master Lease as modified below are incorporated herein, except as provided herein, as terms and conditions of this Sublease, and, along with all of the following Sections set out in this Sublease, shall be the complete terms and conditions of this Sublease. For purposes of this Sublease, and except as provided in Section 2.C, each reference to Landlord incorporated from the Master Lease shall be deemed to refer to Sublessor hereunder, each reference to Tenant shall be deemed to refer to Sublessee hereunder, each reference to the Lease shall mean this Sublease, and each reference to the Premises shall mean the Subleased Premises. Sublessee shall assume and perform the obligations of Sublessor and Lessee in said Master Lease, to the extent said terms and conditions are incorporated herein as obligations of Sublessee. The following provisions are not incorporated into this Sublease: Sections 1 (Parties), 2 (Premises), 3 (Use), 4 (Term and Rental), 7 (Construction and Possession), 14 (Utilities), 19 (Indemnity), 37 (Option to Extend), 38 (Options), 40 (Brokers), 41 (Landlord's Liability), 44 (Right of First Offer), 45B (Management Fee), Exhibits A, B, C, D, E & F, and the First Amendment and Second Amendment to the Master Lease. Capitalized terms not otherwise defined herein shall have the meaning given them in the Master Lease.

         C. The following provisions of the Master Lease are incorporated herein, modified as set forth below:

              - SECTION 5 Security Deposit - The sum of Forty-Five Thousand and No/100 Dollars ($45,000.00) is replaced by the sum of Thirty-Three Thousand Two Hundred Forty Three and 21/100 Dollars ($33,243.21.)

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              -    SECTION 6 Late Charge - Reference to ten (10) days shall be changed to five (5) days.

              - SECTION 10 Alterations and Additions - Landlord shall mean both the Landlord under the Master Lease and Sublessor. The second paragraph beginning Notwithstanding...' is deleted

              - SECTION 11 Maintenance of Premises - The percentages noted in Section 11(C) that currently read 48.09% and 12.69%, which represent Tenant's Allocable Share of Building Costs and Project Costs, respectively, shall instead read 30.85% and 8.15%. If any obligation to reimburse Common Area Costs incorporated into this Sublease would require Sublessee to pay the cost of any item properly capitalized under generally accepted accounting principles ("GAAP"), the cost of that item will be amortized, together with interest at nine percent (9%) per annum, over its useful life, as determined in accordance with GAAP, and Sublessee shall pay the monthly amortized cost of that item, as the same time as payments of Common Area Costs are required to be made hereunder, until the earlier of the end of such useful life or the expiration of the term hereof.

                   In Sections 11(E) and (F), Landlord shall mean Landlord under the Master Lease only, and not Sublessor.

              - SECTION 12 Hazard Insurance - Delete the language reading "the purpose described in Exhibit D" and substitute: the purpose described in Section 6 of this Sublease.

              - SECTIONS 12(B) AND 12(C) Hazard Insurance - In Sections 12(B) and 12(C), Landlord shall mean Landlord under the Master Lease only, and not Sublessor. In Section 12(D), Landlord shall mean both Landlord under the Master Lease and Sublessor.

              - SECTION 13 Taxes - The second paragraph beginning "Notwithstanding..." is deleted, but Sublessee will have no obligation to pay any more than its Allocable Share of any increase in real property taxes attributable to a change of ownership of the Building.

              - SECTION 18 Toxic Waste and Environmental Damage - Landlord shall mean both the Landlord under the Master Lease and Sublessor. The introductory clause in Section 18(A), which reads "Except for the materials listed on Exhibit E'" is deleted.

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              -    SECTION 19 The last two sentences of Section 19(A) are not incorporated into this Sublease.

              - SECTION 20 Advertisements and Signs - Delete the language which reads "Landlord hereby consents to the placement of a sign with the dimensions and at the location described on Exhibit 'F.'"

              - SECTION 22(b) AND (c) Tenant's Default - References to thirty (30) days in subsections (b) and (c) in the first paragraph are changed to twenty-five (25) days.

              - SECTION 25 Landlord's Default - The reference to thirty (30) days shall be modified so that Sublessor shall have an additional five (5) days beyond that allotted to Master Lessor within which to perform any obligation of Master Lessor which is also the obligation of Sublessor, before Sublessor shall be deemed to be in default hereunder.

              - SECTION 26 Notice - Reference to fifteen (15) days is changed to twenty (20) days.

              - SECTION 27 Entry by Landlord - Landlord shall mean both the Landlord under the Master Lease and Sublessor.

              - SECTION 28 Destruction of Premises - Landlord shall mean Landlord under the Master Lease only, and not Sublessor.

              -    SECTION 29(A) Assignment or Sublease - References to thirty
                   (30) days are changed to thirty five (35) days.

              - SECTION 31 Effect of Conveyance - References to Landlord shall mean Landlord under the Master Lease only, and not Sublessor.

              - SECTION 32 Subordination - Landlord shall mean both the Landlord under the Master Lease and Sublessor.

              - SECTION 33 Waiver - Landlord shall mean both the Landlord under the Master Lease and Sublessor.

              - SECTION 34 Holding Over (last sentence only) - Landlord shall mean both the Landlord under the Master Lease and Sublessor.

         D. Sublessor represents and warrants the following to Sublessee as of the date of this Sublease: (1) the document attached hereto as Exhibit A is a true, accurate and complete copy of the Master Lease, and there is no other document, agreement or understanding between Sublessor and Master Lessor with respect to the lease of the Premises; (2) Sublessor has not assigned, sublet or transferred any interest of Sublessor in the Master Lease or the Premises,

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except as set forth in this Sublease; (3) to the best of Sublessor's knowledge, there exists no default under the Master Lease, or any condition which with the passage of time or the giving of notice, or both, would constitute a default under the Master Lease, on the part of either Sublessor or Master Lessor; (4) the Commencement Date of the Master Lease was October 1, 1992 and the Expiration Date of the Master Lease, as amended, is May 23, 2003.

         E. Sublessor shall perform all obligations of Tenant under the Master Lease, except to the extent such obligation is required to be performed by Sublessee hereunder. Sublessor shall use reasonable efforts (exclusive of filing any lawsuit or paying any monies or incurring any liabilities) to enforce the obligations of Master Lessor for the benefit of Sublessee, to the extent that the failure to perform any such obligation by Master Lessor has, or is reasonably anticipated to have, it material effect upon Sublessee. If Sublessor is not obligated, by the preceding sentence or otherwise, to enforce the obligations of Master Lessor for the benefit of Sublessee, and does not enforce such obligations in a timely manner, then, upon written request of Sublessee, Sublessor will assign to Sublessee any claim, cause of action, right or remedy available to enforce such obligation, and collect damages for such failure to perform, and Sublessor will thereafter cooperate with Sublessee as reasonably necessary to enforce such obligations. Sublessor will not modify the Master Lease (so as to materially decrease the obligations of Master Lessor with respect to the Subleased Premises, or to diminish the rights available to Sublessee hereunder) or terminate the Master Lease without the express written consent of Sublessee, notwithstanding that any such termination ,may be permitted by the terms of the Master Lease.

              F. Sublessor will indemnify, defend, protect and hold harmless Sublessee from and against any loss, cost, liability, expense, judgments or fees actually and proximately caused by the negligence or willful misconduct of Sublessor, its agents, employees or contractors, or a breach of the obligations or representations of Sublessor under this Sublease or the Master Lease.
Neither Sublessor nor Sublessee shall be liable to the other for incidental, consequential, indirect or special damages of any kind, including any financial loss that would be properly characterized at any of the foregoing.

         3.   SUBLEASED PREMISES

              Sublessor leases to Sublessee and Sublessee hires from Sublessor the premises (the "Subleased Premises") together with the appurtenances, situated in the City of Santa Clara, County of Santa Clara, State of California, and consisting of approximately Thirty Three Thousand Five Hundred Seventy Nine (33,579) square feet of office space on the second floor of the Building located at 3400 Central Expressway, as shown on Exhibit B.

         4.   RENTAL

              Commencing on the earlier of: (i) July 31, 1996, or (ii) the date on which Sublessee occupies the entire Subleased Premises for the purposes of doing business therein (the "Rent Start Date"), Sublessee shall pay to Sublessor as monthly base rent (the "Base Rent") for the Subleased Premises in advance on the first day of each calendar month of the term of this Sublease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of Thirty-Three Thousand Two Hundred Forty Three and 21/100 Dollars ($33,243.21). If the Commencement Date is not the first day of the month, or if the Sublease termination date is not the last day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Sublease commences and/or terminates.

         5.   TERM

              The term of this Sublease shall be thirty (30) months commencing on the date (the "Commencement Date") on which (i) the parties have executed and delivered this Sublease, and the conditions stated in
Section 15 hereof have been satisfied or waived, and (ii) Sublessor delivers possession of the Subleased Premises to Sublessee, broom clean, and otherwise in the condition required hereunder.

         6.   USE

              Sublessee shall use the Subleased Premises for general office use, and for no other purpose without the prior written consent of Sublessor. Sublessee's business shall be established and conducted throughout the term hereof in a first class-manner. Sublessee shall not use the Subleased Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Subleased Premises. Sublessee shall not do or suffer anything to be done upon the Subleased Premises which will cause structural injury to the Subleased Premises or the Building. The Subleased Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Subleased Premises which will in any manner injure, vibrate or shake the Subleased Premises or the Building. No use shall be made of the Subleased Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the Building. No musical instrument of any sort, or any noise making device will be operated or allowed upon the Subleased Premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Subleased Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the Building, or cause a cancellation of any insurance policy covering the Building or any part thereof. If any act on the part of Sublessee or use of the Subleased Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublesser upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

         7.   RENTAL INCREASE

              The Base Rent shall be increased on the first day of the thirteenth (13th) month and the first day of the twenty-fifth (25th) month of the term hereof (the "Adjustment Dates") as described herein. If the Index, as defined below, most recently published prior to the Adjustment Date (the Adjustment Date Index') has increased over the Beginning Index, as defined below, the Base Rent shall be increased by multiplying the Base Rent set forth in Paragraph 4 above by a fraction, the numerator of which is the Adjustment Date Index, and the denominator of which is the Beginning Index; provided, however, that the increase in Base Rent at any Adjustment Date shall not be less than the equivalent of a four percent (4%) per year increase, nor greater than the equivalent of an eight percent (8%) per year increase. The Index, as used herein, shall mean the Consumer Price Index for All Urban Consumers - All Items (base year 1982-1984 = 100) for San Francisco-Oakland-San Jose published by the United States Department of Labor, Bureau of Labor Statistics. The Beginning Index shall mean the Index which is most recently published prior to the Commencement Date.

         8.   OPTION TO EXTEND

              Sublessee shall have the option to extend the term of this Sublease for an additional six (6) months for a total term of thirty-six (36) months. Sublessee shall give notice of exercise no later than the end of the twenty-fourth (24th) month of the original Sublease term. The Base Rent shall be the same rate as for months 25-30.

         9.   SECURITY DEPOSIT AND FIRST MONTH'S RENT

              Upon execution of the Sublease by both parties, and satisfaction of the conditions set forth in Section 15, Sublessee shall deliver to Sublessor a security deposit in the amount of Thirty-Three Thousand Two Hundred Forty Three and 21/100 Dollars ($33,243.21) and the first month's rent in the amount of Thirty-Three Thousand Two Hundred Forty Three and 21/100 Dollars ($33,243.21).

         10.  TENANT IMPROVEMENTS

              A. As of the date hereof, the parties have approved architectural drawings and specifications (the "Working Drawings") depicting improvements (the "Tenant Improvements") to be constructed in the Subleased Premises as desired by Sublessee for the conduct of its business.

              B. Sublessee shall submit the working Drawings to McLarney Construction (the "General Contractor"), which will act as general contractor for construction of the Tenant Improvement pursuant to an agreement between Sublessee and the General Contractor.

              C. Sublessee shall cause the General Contractor to submit the Construction Drawings to all appropriate government agencies to obtain necessary permits and approvals, and shall thereafter cause the Tenant Improvements to be constructed in accordance with the Construction Drawings, the terms of this Sublease, and the requirements of applicable Laws.

              D.   [Intentionally omitted.]

              E. Sublessor shall contribute up to Thirty Four Thousand Seven Hundred Ninety Dollars ($34,790) (the "Tenant Improvement Allowance") to the actual cost of constructing the Tenant Improvements ("Construction Cost"). Sublessee shall pay the remaining cost of constructing the Tenant Improvements. Sublessor will pay the Tenant Improvement Allowance to Sublessee within no more than thirty (30) days after receipt of a statement from

Sublessee, accompanied by documentation reasonably satisfactory to demonstrate that the funds for which reimbursement is requested were applied to construct the Tenant Improvements.

              F. Sublessee shall be entitled to make changes to the approved Construction Drawings with the consent of Sublessor, which will not be unreasonably withheld or delayed.

              G. Except as provided below with respect to certain shower facilities, Sublessor agrees that removal of the Tenant Improvements from the Subleased Premises, or payment of the cost of such removal by Sublessee, shall not be required. If such removal is required by Master Lessor, Sublessor will be entirely responsible, at its sole cost, for such removal.

              H. On or before the expiration date of this Sublease, in those areas of the Subleased Premises in which the paid and/or carpet do not match the paint and/or carpet then currently installed in the portion of the Premises occupied by Sublessor, Sublessee shall repaint and install carpet as needed to match the paint and/or carpet then currently installed in the portion of the Premises occupied by Sublessor. Sublessor shall provide Sublessee written notice of the required specifications for the referenced carpet and paint, within no less than ninety (90) days before the scheduled expiration date of the Sublease.

              I. Sublessor hereby consents to the construction by Sublessee of shower facilities serving the Subleased Premises subject to obtaining the consent of Master Lessor to such installation. Sublessee shall remove such shower facilities at its sole coat on or before the expiration of the term hereof, unless otherwise directed in writing by Sublessor.

         11.  PARKING

              Sublessor shall provide Sublessee with free parking during the term of the Sublease at a ratio of 3.5 stalls per 1,000 rentable square feet in the Subleased Premises. Central Technology Park does not allow for reserved parking spaces.

         12.  UTILITIES

              A. From and after the Commencement Date, Sublesser shall cause the following utilities and services to be supplied to Sublessee, in quantities and according to specifications reasonably sufficient for the conduct, in the Subleased Premises, of the permitted use by Sublessee:

                   (1) electrical power; (2) heating, ventilating and air conditioning ("HVAC"); (3) water; (4) janitorial cleaning at least five (5) days per week of all second floor common space, including the coffee station, restrooms (including provision of janitorial supplies), common hallways (including stairs and elevator), and downstairs lobby; and (5) telephone access to the main panel or switch sentencing the Subleased Premises.

              B. The cost of the utilities and services supplied to Sublessee shall be paid, from and after the Rent Start Date, as follows:

                   (1) for all utilities and services other than HVAC repairs and janitorial ("Utilities"), Sublessee will pay sixty percent (60%) of the monthly bill for the second floor, and Sublessor will pay forty percent (40%) of the monthly bill. Promptly following written request of either party, Sublessor and Sublessee shall review, at their joint cost, the actual use of Utilities by the parties, and if the use by either party exceeds that party's percentage share of the costs of Utilities set forth above by five percent (5%) or more, the parties shall thereafter adjust the percentage share of the Utilities costs payable by the parties to reflect accurately their actual use; (2) the cost of HVAC repairs shall be billed directly to Sublessee for repairs to package units serving the Subleased Premises; and (3) for janitorial services, Sublessee will pay Seventy-Three and 70/100 Dollars ($73.70) per month for the second floor restroom cleaning services and One Hundred Fifty and 00/100 Dollars ($150.00) per month ($300.00/month divided by 2) for the common area restroom supplies.

                        Sublessor will reasonably allocate the costs for utilities and services payable by Sublessee hereunder, and upon request will provide reasonably satisfactory documentation specifying the costs so charged to Sublessee.

              C. Yearly fire extinguisher service - Sublessee will maintain all fire extinguishers within the Subleased Premises. Service must be annual.

         13.  BROKERS.

              Sublessor shall pay the commission due in connection with this Sublease to Grubb & Ellis.

         14.  SIGNS.

              Sublessor hereby approves installation of signs by Sublessee at the following locations: (i) on the lower half of the monument sign facing Central Expressway; (ii) on the freestanding sign along the lobby entry sidewalk; (iii) on the center lobby door; and (iv) at one space on each of the directory boards on Kifer Road and Corvin Drive, provided that each of the preceding signs must satisfy the Master Lessor's specifications and is subject to the Master Lessor's approval pursuant to the Master Lease.

         15.  EXHIBITS.

              Exhibits A (Master Lease) and B (Floor Plan of the Sublease Premises) are attached hereto and incorporated herein by reference.

         16.  CONDITIONS SUBSEQUENT.

              The obligations of Sublessor and Sublessee are conditioned upon receipt of the written consent of Master Lessor to this Sublease on the terms set forth below within no more than fifteen (15) days after the date hereof. Each individual executing this Sublease represents and warrants that he is authorized to executed and deliver this Sublease on behalf of the entity whom he represents, and that by so executing and delivering this Sublease has bound that entity to perform the obligations set forth herein, on terms and subject to the conditions set forth herein.

         IN WITNESS WHEREOF the parties have executed this Sublease intending to be bound as of the date first set forth above.

SUBLESSOR:                                    SUBLESSEE:
VISX, INCORPORATED,                           YAHOO! INC.
a Delaware corporation                        a California corporation
By  /s/ TIMOTHY MAIER                         By  /s/ GARY VALENZUELA
    ----------------------------------            ----------------------------
By  Timothy Maier                             By  Gary Valenzuela
    ----------------------------------            ----------------------------
Address  3400 Central Expressway              Address  635 Vaqueros Avenue
         -----------------------------                 -----------------------
         Sunnyvale, CA  95051                          Sunnyvale, CA  94086
--------------------------------------        --------------------------------
Telephone                                     Telephone  408-328-3350
         -----------------------------                   ---------------------
Dated                                         Dated  6/6/96
     ---------------------------------               -------------------------

                           CONSENT OF MASTER LESSOR

         The undersigned, Landlord under the Master Lease attached as Exhibit A, and referred to herein as Master Lessor, hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions contained in the Sublease. Master Lessor expressly consents to the Tenant Improvements. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease. If the Master Lease is terminated as a result of the default of Sublessor thereunder, provided Sublessee has not committed a default under the Sublease which would permit the termination of the Sublease, Master Lessor will recognize the tenancy of the Sublessee, on the terms and conditions set forth in the Sublease, and the Sublease shall thereafter constitute a direct lease between Master Lessor and Sublessee.

DATED:                 , 19                   MASTER LESSOR:
      -----------------    --

                                              SOBRATO INTERESTS,
                                              a California limited partnership



                                              By.
                                                 ------------------------------
                                                       Its General Partner

                                              By
                                                -------------------------------

                                              Address
                                                     --------------------------
                                              ---------------------------------

                                              Telephone
                                                        -----------------------

         (If Sublessor or Sublessee is a corporation, the authorized officers must sign on behalf of the corporation. The Sublease must be executed by the President or a Vice President and the Secretary or Assistant Secretary unless the Bylaws or a Resolution of the Board of Directors shall otherwise provide, in which event the Bylaws or a certified copy of the Resolution, as the case may be must be furnished.)